UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Reed Road, Suite 160,

Houston, Texas 77051

(Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on March 4, 2025, Plus Therapeutics, Inc. (the “Company”) entered into that certain Securities Purchase Agreement, dated March 4, 2025 (the “Purchase Agreement”), with the various purchasers party thereto (the “Purchasers”), pursuant to which the Company issued to such Purchasers in an private placement (the “March 2025 Private Placement”) the following securities of the Company: (i) an aggregate of 4,069,738 shares (the “Private Placement Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) prefunded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of up to 23,972,400 shares of Common Stock (the “Prefunded Warrant Shares”), (iii) Series A Warrants (the “Series A Warrants”) to purchase up to an aggregate of 280,421,380 shares of Common Stock (assuming full adjustment based on the floor price specified in the Series A Warrants) (the “Series A Warrant Shares”), and (iv) Series B Warrants (the “Series B Warrants”) to purchase up to an aggregate of 1,261,896,210 shares of Common Stock (assuming full adjustment based on the floor price specified in the Series B Warrants and accounting for the alternative cashless exercise feature of 3:1 contained therein) (the “Series B Warrant Shares”).

On June 17, 2025, the Company and the Purchasers entered into a letter agreement (the “Letter Agreement”) with each of the Purchasers in an effort to, among other items, minimize the dilutive impact of the March 2025 Private Placement. Pursuant to the Letter Agreement:

•	Cancellation of Series A Warrants. The Company and each of the Purchasers agreed to terminate all Series A Warrants in full.

•

Amendment of Series B Warrants. The Company and each of the Purchasers agreed to amend all outstanding Series B Warrants in the form of Exhibit 4.1 hereto (the “Amended Series B Warrants”) to (a) reduce the overall number of Series B Warrant Shares issuable upon exercise of the Series B Warrants to an aggregate of up to 35,536,380 Series B Warrant Shares, (b) reduce the alternative cashless exercise ratio in such Series B Warrants from 3:1 to 1:1, and (c) remove provisions contained in the Series B Warrants that would otherwise reduce the Company’s stockholders’ equity.

•

Waiver of Registration Rights Agreement. The Company and each of the Purchasers agreed to terminate the Registration Rights Agreement and nullify all past, present and future obligations with respect thereto.

•

Return of Private Placement Shares and Pre-Funded Warrants. Each of the Purchasers agreed to return an aggregate of 12,241,986 Private Placement Shares and Pre-Funded Warrants issuable for an aggregate of 10,633,650 Pre-Funded Warrant Shares, held by them as of the date of the Letter Agreement, upon request of the Company, which were issued pursuant to the Purchase Agreement for a value of $0.66 per Private Placement Share and $0.659 per Pre-Funded Warrant. In exchange therefore, the Company agreed to repay the Purchasers holding such securities 115% of such value, using 90% of the proceeds from any capital raised by the Company subsequent to July 1, 2025. The Company and each of the Purchasers also agreed to waive any restrictions on subsequent equity sales and variable rate transactions contained in Purchase Agreement to allow for such repayment.

The foregoing descriptions of the Letter Agreements and A&R Series B Warrants are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as exhibits, and each of which is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required, the information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of A&R Series B Warrant.

10.1	Form of Letter Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2025

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.
President and Chief Executive Officer